SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hess Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HESS CORPORATION 1185 AVENUE OF THE AMERICAS NEW YORK, NY 10036 D80724-P71672 Your Vote Counts! HESS CORPORATION 2022 Annual Meeting Vote by 11:59 p.m. Eastern Time on May 25, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 23, 2022 for shares held in the Hess Corporation Savings Plan. You invested in HESS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 26, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 26, 2022 9:00 a.m., Central Time Hess Corporation 1501 McKinney Street Houston, Texas 77010 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote on these important matters. Voting Items Board Recommends 1. Election of twelve director nominees to serve for a one-year term expiring in 2023: Nominees: 1a. T.J. CHECKI For 1b. L.S. COLEMAN, JR. For 1c. L. GLATCH For 1d. J.B. HESS For 1e. E.E. HOLIDAY For 1f. M.S. LIPSCHULTZ For 1g. R.J. MCGUIRE For 1h. D. MCMANUS For 1i. K.O. MEYERS For 1j. K.F. OVELMEN For 1k. J.H. QUIGLEY For 1l. W.G. SCHRADER For 2. Advisory approval of the compensation of our named executive officers. For 3. Ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2022. For All stockholders are cordially invited to attend the Annual Meeting in person, although only stockholders of record at the close of business on April 1, 2022, the record date for the Annual Meeting, will be entitled to vote at the meeting. Directions to attend the Annual Meeting, where you may vote in person, can be found at www.hess.com/company/contact/hess-offices. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D80725-P71672